                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 2001

                              The Medicines Company
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                    000-31191                04-3324394
----------------------------         -------------          -------------------
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
      of Incorporation)              File Numbers)          Identification No.)


         One Cambridge Center
            Cambridge, MA                                      02142
----------------------------------------                    ------------
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code: (617) 225-9099


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

     The Medicines Company (the "Company") is hereby filing this Current Report on Form 8-K in connection with the Company's announcement on July 25, 2001 of its financial results for the quarter and six month periods ended June 30, 2001. In its announcement, the Company noted the following financial highlights:

     - Revenues of $2.0 million for the three months ended June 30, 2001 and $3.9 million for the six months ended June 30, 2001.

     - Net loss attributable to common stockholders of $16.0 million, or $0.49 per share, for the three months ended June 30, 2001, compared to a pro forma net loss attributable to common stockholders of $8.4 million, or $0.38 per share, for the three months ended June 30, 2000. For the six months ended June 30, 2001, the Company had a net loss attributable to common stockholders of $35.1 million, or $1.12 per share, compared to a pro forma net loss attributable to common stockholders of $20.2 million, or $0.96 per share, for the six months ended June 30, 2000. The pro forma adjustments, which impact the results for the three and six months ended June 30, 2000, reflect the conversion of preferred stock, accrued dividends, convertible notes and accrued interest in 2000 and exclude interest expenses of $11.9 million and $19.4 million for the three and six months ended June 30, 2000, which are predominantly non-cash.

     - Net loss attributable to common stockholders of $16.0 million, or $0.49 per share, for the three months ended June 30, 2001, compared to a net loss attributable to common stockholders of $47.6 million, or $68.65 per share, for the three months ended June 30, 2000. For the six months ended June 30, 2001, the Company had a net loss attributable to common stockholders of $35.1 million, or $1.12 per share, compared to a net loss attributable to common stockholders of $68.4 million, or $106.56 per share, for the six months ended June 30, 2000. The results for the three and six months ended June 30, 2000 include a non-cash dividend of $25.5 million and interest expenses of $11.9 million and $19.4 million, respectively, which are predominantly non-cash.

     - Loss from operations of $16.1 million for the three months ended June 30, 2001, compared to $8.7 million for the three months ended June 30, 2000. For the six months ended June 30, 2001, the Company had a loss from operations of $36.3 million, compared to $20.5 million for the same period in 2000. The increases in these periods were due to increased selling, general and administrative expenses primarily from the Company's sales and marketing expenditures in connection with the commercial launch in the United States of ANGIOMAX(R)(bivalirudin) in January 2001, and to increased research and development expenses primarily due to increased clinical trial activities related to ANGIOMAX. The Company had a cost of revenue of


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          $319,043 for the three months ended June 30, 2001 and $651,443 for the six months ended June 30, 2001. These increases in expenses were partially offset by revenue of $2.0 million in the three months ended June 30, 2001 and $3.9 million in the six months ended June 30, 2001 in comparison to the same periods in 2000.

     - As of June 30, 2001, the Company had cash, cash equivalents, marketable securities and accrued interest receivable of $90.1 million.

     The Company also released the following financial statements:


                              THE MEDICINES COMPANY

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                    UNAUDITED

                                                                THREE MONTHS ENDED JUNE 30,
                                                    --------------------------------------------------
                                                                                    2000
                                                        2001           -------------------------------
                                                       ACTUAL             ACTUAL          PRO FORMA(1)
                                                    ------------       ------------       ------------
Revenue                                             $  2,047,541       $         --       $         --
Operating Expenses
      Cost of revenue                                    319,043                 --                 --
      Research and development                         8,377,059          6,079,691          6,079,691
      Selling, general and administrative              9,499,838          2,626,430          2,626,430
                                                    ------------       ------------       ------------
            Total operating expenses                  18,195,940          8,706,121          8,706,121
Loss from operations                                 (16,148,399)        (8,706,121)        (8,706,121)
      Interest income (expense), net                     995,270        (11,701,499)           279,580
      Loss on sale of investments                       (850,000)                --                 --
                                                    ------------       ------------       ------------
Net loss                                             (16,003,129)       (20,407,620)        (8,426,541)

Dividends and accretion to redemption
      value of redeemable preferred stock                     --        (27,188,837)                --
                                                    ------------       ------------       ------------
Net loss attributable to common stockholders        $(16,003,129)      $(47,596,457)      $ (8,426,541)
                                                    ============       ============       ============
Basic and diluted net loss attributable to
      common stockholders per common share          $      (0.49)      $     (68.65)      $      (0.38)
                                                    ============       ============       ============
Shares used in computing net loss attributable
      to common stockholders per common share:
            Basic and diluted                         32,357,360            693,339         22,270,426
                                                    ============       ============       ============

------------
(1) Pro Forma amounts in 2000 reflect the conversion of all the outstanding redeemable convertible preferred stock and accrued dividends and all convertible notes and accrued interest as if conversion had occurred at the date of original issuance of the convertible preferred stock and the convertible notes. All redeemable convertible preferred stock and convertible notes were converted into common stock during 2000.


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                              THE MEDICINES COMPANY

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                    UNAUDITED

                                                                    SIX MONTHS ENDED JUNE 30,
                                                      ---------------------------------------------------
                                                                                     2000
                                                          2001           --------------------------------
                                                         ACTUAL             ACTUAL          PRO FORMA(1)
                                                      ------------       ------------       ------------
Revenue                                               $  3,908,829       $         --       $         --
Operating Expenses
      Cost of revenue                                      651,443                 --                 --
      Research and development                          20,904,153         16,688,429         16,688,429
      Selling, general and administrative               18,626,877          3,857,529          3,857,529
                                                      ------------       ------------       ------------
            Total operating expenses                    40,182,473         20,545,958         20,545,958
Loss from operations                                   (36,273,644)       (20,545,958)       (20,545,958)
      Interest income (expense), net                     2,064,529        (19,104,689)           383,415
      Loss on sale of investments                         (850,000)                --                 --
                                                      ------------       ------------       ------------
Net loss                                               (35,059,115)       (39,650,647)       (20,162,543)
Dividends and accretion to redemption
      value of redeemable preferred stock                       --        (28,718,593)                --
                                                      ------------       ------------       ------------
Net loss attributable to common stockholders          $(35,059,115)      $(68,369,240)      $(20,162,543)
                                                      ============       ============       ============
Basic and diluted net loss attributable to
      common stockholders per common share            $      (1.12)      $    (106.56)      $      (0.96)
                                                      ============       ============       ============
Shares used in computing net loss attributable
      to common  stockholders per common share:
            Basic and diluted                           31,309,946            641,582         21,040,410
                                                      ============       ============       ============


CONDENSED CONSOLIDATED BALANCE SHEETS                   JUNE 30,         DECEMBER 31,
                                                          2001               2000
                                                      ------------       ------------
ASSETS                                                (Unaudited)
Cash, cash equivalents, marketable securities         $ 89,592,850       $ 79,325,085
Accrued interest receivable                                481,678          1,392,928
Accounts receivables                                     1,587,917                 --
Inventory                                                6,577,722          1,963,491
Fixed assets, net                                          870,078            965,832
Other assets                                               480,965            715,794
                                                      ------------       ------------
      Total Assets                                    $ 99,591,210       $ 84,363,130
                                                      ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                   $ 20,849,951       $ 15,124,147
Stockholders' equity                                    78,741,259         69,238,983
                                                      ------------       ------------
      Total Liabilities and Stockholders' Equity      $ 99,591,210       $ 84,363,130
                                                      ============       ============



------------
(1) Pro Forma amounts in 2000 reflect the conversion of all the outstanding redeemable convertible preferred stock and accrued dividends and all convertible notes and accrued interest as if conversion had occurred at the date of original issuance of the convertible preferred stock and the convertible notes. All redeemable convertible preferred stock and convertible notes were converted into common stock during 2000.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2001                         THE MEDICINES COMPANY


                                            By: /s/ Peyton J. Marshall
                                               --------------------------------
                                               Name:  Peyton J. Marshall
                                               Title: Senior Vice President and
                                                      Chief Financial Officer



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